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                                                                    EXHIBIT 2.16


                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is entered into and is effective this 8th day of April, 1997, by and among Balanced Care Corporation, a Delaware corporation (together with its permitted assigns, "Purchaser"), Barry G. Clark and Karen R. Clark, husband and wife (the "Clarks") and Heavenly Health Care, Inc. d/b/a Joe Clark Residential Care Homes, a Missouri corporation ("HHC") (hereinafter, the Clarks and HHC may be individually and collectively referred to as "Seller").

                                   RECITALS:

         HHC owns certain assets in connection with the operation of four licensed residential care facilities located at the following addresses: (i) 1501 E. Ashland St., Nevada, Missouri (the "Nevada-I Facility"), (ii) 1505 E. Ashland St., Nevada, Missouri (the "Nevada-II Facility"), (iii) 300 S. Delaware St., Butler, Missouri (the "Butler Facility") and (iv) 3 Southwest First Lane, Lamar, Missouri (the "Lamar Facility"). Purchaser desires to purchase substantially all of the assets of HHC and the Business (as hereinafter defined) related thereto and HHC desires to sell such assets to Purchaser.

         The Clarks own certain assets in connection with the real property, buildings, fixtures and other improvements comprising the four facilities referenced above. Purchaser desires to purchase substantially all of the assets of the Clarks and the Clarks desire to sell such assets to Purchaser.

         This Agreement sets forth the terms and conditions upon which Purchaser is purchasing the assets (other than Excluded Assets, as hereinafter defined) owned by each Seller and used in the conduct of the Business, and each Seller is selling to Purchaser such assets (other than Excluded Assets).

         In consideration of the mutual agreements, covenants, representations and warranties contained herein, and in reliance thereon, Purchaser and each Seller hereby agree as follows:

                         ARTICLE I. CERTAIN DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1 "Accounts Receivable" shall mean as of any date any trade accounts receivable (including, without limitation, any third party receivables arising in connection with any Third Party Payor Programs), notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables associated with the Business through and as of such date.

         1.2 "Accreditation Body" shall mean the Department of Social Services, the Division of Aging and all other Persons having jurisdiction over the accreditation, certification, evaluation or operation of the Business.

         1.3 "Accrued Expenses" shall mean as of any date accrued rents, insurance premiums, payroll and benefits (including, without limitation, vacation, sick pay, disability pay) and other


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accrued expenses as would appear on a balance sheet of either Seller as of such date prepared in accordance with GAAP consistently applied, including those described in Schedule 1.3.

         1.4 "Affiliate" shall mean any company or other entity which controls, is controlled by or is under common control with the designated Party. For the purpose of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

         1.5 "Agreement" shall mean this Asset Purchase Agreement.

         1.6 "Ancillary Agreements" shall mean the Escrow Agreement described in Section 3.1.1, the real property conveyances described in Section 5.2.1 and the bill of sale, assignment and assumption described in Section 5.2.2.

         1.6A "Applicable Closing Date" shall mean the First Closing Date or the Second Closing Date, as the case may be.

         1.6B "Applications" shall have the meaning given to such term in
Section 8.1.14.

         1.6C "Approved Plans and Specifications" shall have the meaning given to such term in Section 8.1.16.

         1.7 "Assumed Liabilities" shall have the meaning given to it in
Section 4.2.

         1.8 "Books and Records" shall have the meaning given to it in Section 6.16.

         1.9 "Business" shall mean the operation of a residential care facility and, to the extent they exist, any other ancillary health care services owned, operated, delivered, managed, developed, constructed, maintained, used, occupied or possessed by HHC in connection therewith (including, without limitation, any outpatient and contract rehab therapy services or any Alzheimer's units).

         1.10 "Clarks" shall have the meaning given to such term in the preamble of this Agreement.

         1.11 "Closings" shall have the meaning given to such term in Section
5.1.

         1.12 "Closing Dates" shall have the meaning given to such term in
Section 5.1.

         1.13 "Closing Inventory" shall mean all Inventory relating to the Business on the Applicable Closing Date.

         1.14 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.


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         1.14A "Construction Permit" shall have the meaning given to such term in Section 8.1.16.

         1.15 "Contract" shall mean all alliance agreements, transfer agreements, other agreements (including, without limitation, Resident's Agreements described on Schedule 1.63, Management Agreements and Provider Agreements), contracts, contract rights, commitments, customer accounts, orders, leases, guarantees, warranties and representations, franchises and books and records of account benefiting, relating to the Business or the ownership, construction, development, maintenance, repair, management, use, occupancy, possession or operation thereof, or the operation of any of the programs or services in conjunction with the Business and all renewals, replacements and substitutions therefor, issued by any Governmental Authority, Accreditation Body or Third Party Payor or maintained or used by HHC with any third Person.

         1.16 "Current Liabilities" shall mean all liabilities classified as current liabilities in accordance with GAAP.

         1.17 "Damages" shall have the meaning given to such term in Section
14.4.

         1.18 "Department of Social Services" shall mean the State of Missouri, Department of Social Services.

         1.19 "Deposit" shall have the meaning given to such term in Section 3.1.1.

         1.20 "Division of Aging" shall mean the State of Missouri, Department of Social Services, Division of Aging.

         1.21 "Employee" shall mean any individual employed by HHC in the conduct of the Business as listed on Schedule 1.21 (such Schedule being subject to change between the date hereof and the Applicable Closing Date as a result of employee changes in the ordinary course of business consistent with past practices).

         1.22 "Encumbrance" shall mean any right to, or interest in, property, which subsists in a third-party and which constitutes a claim, lien, charge or liability attached to and binding upon the property, including, but not limited to, a mortgage, judgment lien, mechanic's lien, lease, security interest, easement and right-of-way.

         1.22A "Engineering Report" shall have the meaning given to such term in Section 8.1.14.

         1.23 "Environmental Law" shall mean any federal [including but not limited to the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), and the Federal



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Insecticide Fungicide and Rodenticide Act (7 U.S.C. Sections 136 et seq.)],
other Legal Requirements, any common law doctrine and any provision or condition of any permit, license or other operating authorization relating to
(i) the protection of the environment or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Regulated Substance or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Regulated Substance.

         1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.25 "ERISA Plans" shall mean defined benefit pension plans and defined contribution pension plans qualified under Section 401(a) of the Code.

         1.26 "Escrow Agent" shall mean Bowman's Vernon County Title Company.

         1.27 "Escrow Agreement" shall mean the escrow agreement entered into between Escrow Agent, Seller and Purchaser referred to in Section 3.1.1 in substantially the form of Exhibit 1.27.

         1.28 "Excluded Assets" shall mean those assets that are not included in the sale contemplated hereby and as are further defined in Section 2.2.

         1.29 "Facility" shall mean any of the Nevada/Butler Facilities or the Lamar Facility, individually, and the term "Facilities" shall mean each of the Nevada/Butler Facilities and the Lamar Facility together.

         1.30 First Closing" shall have the meaning given to such term in
Section 5.1.

         1.31 "First Closing Date" shall have the meaning given to such term in
Section 5.1.

         1.32 "GAAP" shall mean generally accepted accounting principles in the United States of America.

         1.33 "GAAS" shall mean generally accepted auditing standards in the United States of America.

         1.34 "Governmental Authorities" shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any government, quasi-governmental unit or political subdivision, whether with a federal, state, county, district, municipality, city or otherwise, including, without limitation, MDNR.

         1.35 "HHC" shall have the meaning given to such term in the preamble of this Agreement.



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         1.36 "Indemnifying Party" shall have the meaning given to such term in
Section 14.4.

         1.37 "Indemnified Party" shall have the meaning given to such term in
Section 14.4.

         1.38 "Inventory" shall mean the inventory of HHC, including, without limitation, dry storage goods, janitorial supplies, food and beverage supplies, office supplies, medical supplies and pharmaceutical supplies.

         1.39 "Knowledge" and words of similar import shall mean, with respect to any Party, actual knowledge of a particular fact or other matter being possessed by an individual, and the knowledge that reasonably could be expected to be obtained in the course of conducting a reasonably comprehensive investigation concerning the subject matter.

         1.39A "Lagoon" shall have the meaning given to such term in Section 4.2A(xiii).

         1.39B "Lagoon Permits" shall have the meaning given to such term in
Section 8.1.17.

         1.39C "Lamar Assets" shall have the meaning given to such term in
Section 2.1.

         1.39D "Lamar Facility" shall mean have the meaning given to such term in the Recitals of this Agreement.

         1.40 "Legal Requirements" shall mean all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision and other land use and health care licensing statutes, ordinances, by-laws, codes, rules and regulations), promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and all Permits and Contracts issued or entered into by any Governmental Authority, any Accreditation Body and/or any Third Party Payor and all Permitted Encumbrances.

         1.40A "MDNR" shall have the meaning given to such term in Section
4.2A.

         1.40B "MDNR Notice" shall have the meaning given to such term in
Section 4.2A.

         1.41 "Managed Care Plans" shall mean all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

         1.42 "Management Agreement" shall mean any agreement, whether written or oral, between HHC and any other Person pursuant to which HHC provides any payment, fee or other consideration to any other Person to operate or manage the Business (except any employment agreements).


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         1.43 "Medicaid" shall mean the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

         1.43A "NOI" shall mean net operating income, calculated in accordance with GAAP, before amortization, depreciation, interest, rent expense and income taxes.

         1.43B "Nevada/Butler Assets" shall have the meaning given to such term in Section 2.1.

         1.43C "Nevada/Butler Facilities" shall mean the Nevada-I Facility, the Nevada-II Facility and the Butler Facility, individually and collectively.

         1.44 "Party" shall mean either the Clarks, HHC or Purchaser, individually, as the context so requires, and the term "Parties" shall mean the Clarks, HHC and Purchaser together.

         1.45 "Payables" as of any date shall mean any of the trade accounts payable of either Seller with respect to the Purchased Assets or the Business as of such date in accordance with GAAP consistently applied.

         1.46 "Payroll Practice / Employee Arrangement" shall have the meaning given to such term in Section 6.19.

         1.47 "Permits" shall mean all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditations, certificates (including, without limitation, any certificates of need), certifications, consents, contracts, interim licences, permits and other authorizations of every nature whatsoever required by, or issued to or on behalf of HHC under any Legal Requirements benefiting, relating or effecting the Business or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Business and all applications, renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor with respect to the Business.

         1.48 "Permitted Encumbrances" shall mean those Encumbrances as specifically set forth on Schedule 1.48 hereto.

         1.49 "Person" shall mean any individual, corporation, company, limited or general partnership, trust or estate, joint venture, association or other entity.

         1.49A "Plans and Specifications" shall have the meaning given to such term in Section 8.1.14.

         1.50 "Prepaid Expenses" as of any date shall mean payments made by either Seller with respect to the Purchased Assets or, with respect to HHC, the Business, which constitute prepaid expenses in accordance with GAAP consistently applied.



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         1.51 "Proprietary Rights" shall have the meaning given to such term in
Section 6.10.

         1.52 "Provider Agreements" shall mean all participation, provider and reimbursement agreements or arrangements for the benefit of HHC in connection with the operation of the Business relating to any right to payment or other claim arising out of or in connection with HHC's participation in any Third Party Payor Program.

         1.53 "Purchase Price" shall have the meaning given to such term in
Section 3.1.1.

         1.54 "Purchased Assets" shall have the meaning given to such term in
Section 2.1.

         1.55 "Purchaser" shall have the meaning given to such term in the preamble of this Agreement.

         1.56 "Purchaser Damages" shall have the meaning given to such term in
Section 14.2.

         1.57 "Purchaser Indemnitees" shall have the meaning given to such term in Section 14.2.

         1.58 "Real Property" shall mean the Real Property Leased and the Real Property Owned, collectively.

         1.59 "Real Property Leased" shall mean the real property leased by either Seller in connection with each of the Facilities and the Business as more fully described in Schedule 1.59 hereto.

         1.60 "Real Property Owned" shall mean the real property owned by either Seller, and used in connection with the Facilities and the Business as more fully described in Schedule 1.60 hereto.

         1.61 "Regulated Substance" shall mean petroleum, petroleum hydrocarbons or petroleum products and any other chemical, material, substance or waste that is identified (by listing or characteristic) and regulated (or the clean-up of which can be required) by any Legal Requirement intended to protect the environment or the public health or welfare, including but not limited to Legal Requirements relating to clean air, clean water, hazardous and solid waste disposal, safe drinking water, endangered species, occupational safety and health, oil spill prevention, groundwater protection, and toxic substances control.

         1.62 "Related Party" means (i) either Seller, (ii) any Affiliate of either Seller, (iii) any officer, director, shareholder or partner of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

         1.63 "Resident's Agreements" shall mean copies of all contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at any of the Facilities as



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more fully described in Schedule 1.63 hereto, including, without limitation, assignments of benefits and guarantees, and such resident's related medical and/or other records.

         1.64 "Retained Liabilities" has the meaning given that term in Section 4.2.

         1.64A "Second Closing" shall have the meaning given to such term in
Section 5.1.

         1.64B "Second Closing Date" shall have the meaning given to such term in Section 5.1.

         1.65 "Security Right" means, with respect to any security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security. "Security Right" includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's governing documents or by agreement.

         1.66 "Seller" shall have the meaning given to such term in the preamble of this Agreement, individually or collectively, as the context may require.

         1.67 "Seller Damages" shall have the meaning given to such term in
Section 14.3.

         1.68 "Seller Indemnitees" shall have the meaning given to such term in
Section 14.3.

         1.69 "Taxes" shall mean all taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sales, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to day such assessment).

         1.70 "Third Party Payor Programs" shall mean all third party payor programs which HHC participates, including, without limitation, Medicaid, Managed Care Plans, other private insurance plans and employee assistance programs.

         1.71 "Third Party Payors" shall mean Medicaid, private insurers and any other Person which maintains Third Party Payor Programs.

                 ARTICLE II. TRANSFER OF ASSETS AND PROPERTIES

         2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, on the Applicable Closing Date as set forth in Section 5.1, each Seller shall sell and convey to Purchaser, free and clear of all Encumbrances whatsoever (other than Permitted Encumbrances and except as



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expressly provided herein), and Purchaser shall purchase from each Seller, all of each Seller's respective right, title and interest in and to the assets and properties, real, personal and mixed, tangible and intangible, to the extent they exist and are used or useful in connection with the Business associated with respect to (i) the Nevada/Butler Facilities (the "Nevada/Butler Assets") and (ii) the Lamar Facility (the "Lamar Assets") (hereinafter, the Nevada/Butler Assets and the Lamar Assets may be collectively referred to as the "Purchased Assets") (other than the Excluded Assets), including, without limitation, the following:

                  2.1.1 Real Property Owned. The Real Property Owned, together with the buildings, structures, improvements and fixtures located thereon, and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto;

                  2.1.2 Equipment, Machinery and Other Tangible Personal Property. All machinery, equipment, leasehold improvements, automobiles, supplies, office furniture and office equipment, computing and telecommunications equipment and other items of personal property, including those described in Schedule 2.1.2 hereto;

                  2.1.3 Contracts Relating to the Business. All contracts relating to the acquisition or ownership of the Purchased Assets or the operation of the Business, including, without limitation, the Contracts listed on Schedule 2.1.3 and the Resident's Agreements listed on Schedule 1.63 hereto (provided each resident has consented thereto), to the extent such Contracts and Resident's Agreements are transferrable to Purchaser;

                  2.1.4 Sales, Rental and Marketing Materials, Manuals. All sales data, rental data, catalogs, brochures, reference sources, suppliers' names, mailing lists, art work, photographs, public relations and advertising material used in the Business, whether in electronic form or otherwise, as they exist on the Applicable Closing Date;

                  2.1.5 Permits, Licenses. All Permits relating to the acquisition or ownership of the Purchased Assets or the operation of the Business, including, without limitation, those permits listed in
         Schedule 2.1.5 hereto, to the extent such Permits are transferrable to Purchaser;

                  2.1.6 Facility Plans and Specifications. All plans and specifications relating to each of the Facilities; provided, however, Purchaser shall not have the right to use the plans and specifications for any construction other than with respect to the expansion of any of the Facilities at the existing property sites without HHC's prior written consent, which consent shall not be unreasonably withheld;

                  2.1.7 Goodwill. All goodwill incident to the Business, including but not limited to the value of good customer relations;

                  2.1.8 Accounts Receivable. All Accounts Receivable existing on the Applicable Closing Date;



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                  2.1.9    Inventory.  All Closing Inventory;

                  2.1.10 Resident Records; Resident Funds. Copies of all resident records maintained by each of the Facilities, and all prepaid rents, deposits and escrow accounts maintained by, or for the benefit of, each of the Facility's residents at the Applicable Closing Date;

                  2.1.11 Prepaid Expenses. All Prepaid Expenses of, or for the benefit of, the Purchased Assets or the Business at the Applicable Closing Date (prorated between Purchaser and Seller as of the Applicable Closing Date), including those described in Schedule 2.1.11, except for any unearned insurance premiums and workers' compensation deposits if Purchaser elects not to assume Seller's insurance; and

                  2.1.12 Name. All of Seller's interest in the value of the name "Joe Clark Residential Care Homes;" provided, however, Seller shall retain the right to use such name with respect to the Lamar Facility until the Second Closing Date and the right to use such name outside of the State of Missouri. Furthermore, if Purchaser files a fictitious name or other applicable name registration changing the name of the Facilities from "Joe Clark Residential Care Homes" after the date of this Agreement, Seller shall have the right to use such name in the State of Missouri as of the date of the filing/registration.

         2.2 Excluded Assets. Notwithstanding Section 2.1, the following assets (collectively, the "Excluded Assets") shall be excluded from this Agreement, and shall not be assigned or transferred to Purchaser:

                  2.2.1 Cash. All other cash, cash equivalents on hand or in bank accounts, short-term notes receivable and unbilled costs and fees up through and including the Applicable Closing Date;

                  2.2.2 Consideration. The consideration paid to each Seller pursuant to this Agreement;

                  2.2.3 Pensions. Assets constituting any pension or other funds for the benefit of Employees existing on the Applicable Closing Date;

                  2.2.4 Corporate Books. Corporate minute book, capital stock and stock book of HHC;

                  2.2.5 Third Party Claims. Any claims and rights against third parties (including, without limitation, insurance carriers) to the extent they relate to liabilities or obligations that are not assumed by Purchaser hereunder (except the amount of costs and expenses Purchaser shall have incurred with respect to such claims and rights);



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                  2.2.6 Taxes. Claims for refunds of taxes and other charges imposed by any Governmental Authority;

                  2.2.7 Name. The right to use the name "Joe Clark Residential Care Homes" with respect to the Lamar Facility until the Second Closing Date and the right to use such name outside the State of Missouri.

                  2.2.8 Insurance Premiums and Workers' Compensation Deposits. Provided Purchaser elects not to assume Seller's insurance, unearned insurance premiums and workers' compensation deposits (in the event Purchaser elects to assume such insurance, the foregoing amounts shall be prorated between Seller and Purchaser as of the Applicable Closing
         Date); and

                  2.2.9    Other Assets.  Assets listed on Schedule 2.2.9.

         2.3 License to Use Computer Program. Seller has developed a computer program used in connection with the Business known as "Easy Claims." Seller hereby grants an irrevocable, nonexclusive, perpetual, paid-up, royalty-free, non-transferrable license to Purchaser to utilize the "Easy Claims" program after the First Closing Date in connection with the Business; provided, however, Seller makes no representation or warranty regarding the soundness or suitability of the program for use by Purchaser or any other third party. Purchaser shall not be permitted to grant a license or to otherwise sell any rights with respect to the "Easy Claims" software to any third party without the prior written consent of Seller, which consent shall not unreasonably be withheld.

                      ARTICLE III. CONSIDERATION AND TERMS

         3.1 Consideration for Purchased Assets.

                  3.1.1 Purchase Price. The aggregate consideration to be paid by Purchaser for the Purchased Assets and the Business (the "Purchase Price") shall consist of a cash payment in the amount of $5,000,000, to be paid by certified or cashier's check drawn on a national bank or by wire transfer as follows:

                  (i) $30,000 to Escrow Agent upon execution and delivery of this Agreement (the "Deposit"), as earnest money for the Purchased Assets to be held in escrow pursuant to the Escrow Agreement;

                  (ii) At the First Closing, with respect to the Nevada/Butler Assets, (A) $3,645,000 to the Clarks and (B)$75,000 to HHC; and

                  (iii) At the Second Closing, with respect to the Lamar Assets, (A) $1,225,000 to the Clarks and (B) $25,000 to HHC.



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                  3.1.2 Other Consideration. As additional consideration,
         Purchaser shall also assume the Assumed Liabilities (i) with respect to the Nevada/Butler Assets, at the First Closing and (ii) with respect to the Lamar Assets, at the Second Closing.

         3.2 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets and the Business in accordance with the allocation set forth in Schedule 3.2. Purchaser and each Seller shall report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation, and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation or otherwise.

            ARTICLE IV. ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS

         4.1 General Limitation on Assumption of Liabilities. Except for Permitted Encumbrances and as otherwise provided in Sections 4.2, 4.2A, 4.3 and
4.4 below, each Seller shall transfer the Purchased Assets to Purchaser free and clear of all Encumbrances, and without any assumption of liabilities and obligations, and Purchaser shall not, by virtue of its purchase of the Purchased Assets, assume or become responsible for any liabilities or obligations of either Seller or any other Person. For purposes of this Article IV, the phrase "liabilities and obligations" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         4.2 Assumed Liabilities and Obligations of HHC. On the Applicable Closing Date, Purchaser shall acquire the Purchased Assets subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and hold HHC harmless from the following liabilities and obligations, excluding any liabilities and obligations to Affiliates of HHC (collectively, the "Assumed Liabilities"):

         (i)      all obligations of HHC under the Contracts contemplated by
                  Section 2.1.3 (A) with respect to the Nevada/Butler Assets, accruing subsequent to the First Closing Date and (B) with respect to the Lamar Assets, accruing subsequent to the Second Closing Date, provided that the rights thereunder have been duly and effectively assigned to Purchaser and

         (ii) all obligations of HHC under the Permits described in Section 2.1.5, (A) with respect to the Nevada/Butler Assets, accruing subsequent to the First Closing Date and (B) with respect to the Lamar Assets, accruing subsequent to the Second Closing Date, provided that the rights thereunder have been duly and effectively assigned to Purchaser and provided further, notwithstanding anything contained herein to the contrary, Purchaser shall not assume any of the liabilities and obligations arising in connection with the matters set forth in Section 4.2A(xiii) or Section 4.2A(xiv).

         4.2A. Retained Liabilities. Except for the Assumed Liabilities, Purchaser does not and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other liability of either Seller existing on the Applicable Closing Date or arising out of any transactions entered into, or any state of facts existing, prior to the Applicable Closing Date (or other applicable date as may be specified below) (the "Retained Liabilities"), and each Seller agrees to pay and satisfy when due all of such Seller's respective Retained Liabilities. Except for the obligations and liabilities included in the Assumed Liabilities, the term "Retained Liabilities" shall include, without limitation, liabilities:

         (i) for or in connection with any dividends, distributions, redemptions, or Security Rights with respect to any security of HHC;

         (ii) arising out of any transaction affecting either Seller or obligations incurred by either Seller after either Closing;

         (iii) for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all legal and accounting fees and all brokers or finders fees or commissions payable by either Seller;

         (iv)     under or arising out of this Agreement;

         (v) against which either Seller is insured or otherwise indemnified or which would have been covered by insurance (or indemnification) but for a claim by the insurer (or the indemnitor) that the insured (or the indemnities) had breached its obligations under the policy of insurance (or the contract of indemnity) or had committed fraud in the insurance application;

         (vi)     to any Related Party;

         (viii) to indemnify HHC's officers, directors, shareholders, Employees or agents;

         (ix) federal, state or local tax liabilities or obligations of either Seller in respect to periods (A) prior to the First Closing, with respect to the Nevada/Butler Assets and (B) prior to the Second Closing, with respect to the Lamar Assets, and the transactions contemplated hereunder, including, without limitation, income taxes payable under the Code, any income tax, any franchise tax, any tax recapture, any FICA, workers' compensation, vacation liability and other employee benefits, any insurance premiums, rents, or other accruals and any and all other taxes or amounts due or payable for a period prior to the Applicable Closing Date; notwithstanding the foregoing, all sales and use taxes, transfer taxes, and all other impositions of tax arising solely by reason of the transfers contemplated by this Agreement (excluding all federal, state and local income and gross receipt taxes on the earnings or gross receipts of either Seller prior to the Applicable Closing Date, which shall remain the sole responsibility of such

                  Seller) shall be the responsibility of and shall be borne equally by each Seller and Purchaser (any real estate and personal property taxes for the year in which a Closing occurs shall be pro-rated to the Applicable Closing Date [based on a calendar year or fiscal year for which such taxes are levied basis], if the tax rates for the year in which a Closing occurs shall not be fixed prior to the Applicable Closing Date for a particular item of the Purchased Assets, the pro-ration of taxes thereon shall be based upon the tax rate for the year prior to the Applicable Closing Date applied to the latest assessment valuation;

         (x) for long term indebtedness and other obligations or guarantees of either Seller;

         (xi) for Current Liabilities of either Seller (A) at the First Closing Date, with respect to the Nevada/Butler Assets and
                  (B) at the Second Closing Date, with respect to the Lamar Assets;

         (xii) for Accrued Expenses and Payables of either Seller (A) at the First Closing Date, with respect to the Nevada/Butler Assets and (B) at the Second Closing Date, with respect to the Lamar Assets;

         (xiii) for any fines, penalties, damages, costs, expenses or other liabilities or obligations arising before, on or after either Closing Date, in connection with either Seller's operation of the wastewater treatment lagoon at the Lamar Facility (the "Lagoon"), including, without limitation, any fines, penalties, damages, costs, expenses or other liabilities or obligations with respect to that certain Notice of Violation (No. 16237SW) dated April 7, 1997 issued by the Missouri Department of Natural Resources (the "MDNR") with respect to the Lamar Facility and the Lagoon (the "MDNR Notice") attached hereto and incorporated herein as Exhibit 4.2; and

         (xiv) for any fines, penalties, damages, costs, expenses or other liabilities or obligations arising before, on or after either Closing Date, in connection with either Seller's failure to
                  (i) submit the Engineering Report or the Applications in connection with the Lagoon, (ii) construct and/or remediate the Lagoon in compliance with the Approved Plans and Specifications, (iii) obtain the Lagoon Permits, (iv) cease using the Lagoon until all of the Lagoon Permits are issued and (v) dispose of any of the waste or effluents from the Lamar Facility's septic tanks or the Lagoon in compliance with all Applicable Legal Requirements.

         4.3 Offer of Employment. Purchaser shall offer employment, on an at-will basis, to (i) all of the Employees actively at work at the Nevada/Butler Facilities on and as of 12:01 a.m. following the First Closing Date and (ii) all of the Employees actively at work at the Lamar Facility on and as of 12:01 a.m. following the Second Closing Date, in similar jobs, at the same base salaries or wages and the same benefits as were paid or provided by HHC immediately prior to the Applicable Closing

Date; provided, however, Purchaser shall have the right, at any time following the Applicable Closing Date, to change any of the foregoing.

         4.4      Vacation, Workers' Compensation and Disability Claims.

                  4.4.1 HHC's Liability. HHC shall remain liable for all liability for all accrued vacation entitlements, workers' compensation, disability and occupational diseases of or with respect to the Employees attributable to entitlements, injuries, claims, conditions, events and occurrences occurring on or before (i) the First Closing Date, with respect to the Nevada/Butler Facility Employees and (ii) the Second Closing Date, with respect to the Lamar Facility Employees.

                  4.4.2 Purchaser's Liability. Purchaser shall be liable for all liability for all vacation entitlements, workers' compensation, disability and occupational diseases of or with respect to the Employees hired by Purchaser attributable to entitlements, injuries, claims, conditions, events and occurrences first occurring after (i) the First Closing Date, with respect to the Nevada/Butler Facility Employees and (ii) the Second Closing Date, with respect to the Lamar Facility Employees.

                  4.4.3 Workers' Compensation; Unemployment Compensation.
         Schedule 4.4.3 attached hereto sets forth a true and correct summary of the following with respect to HHC and the Employees:

                  (i)   a listing of all workers' compensation contracts;

                  (ii) the workers' compensation loss experience for the past three years;

                  (iii) a summary report and experience rating for unemployment compensation; and

                  (iv)  the turnover rates for each of the Facilities.

                              ARTICLE V. CLOSINGS

         5.1 Time; Location. The consummation of the purchase and sale of the Purchased Assets shall take place at two closings (each a "Closing" and, collectively, the "Closings"). The first such Closing (the "First Closing") shall take place solely with respect to the Nevada/Butler Assets and shall occur on or before 12:00 p.m. DST on May 15, 1997 (the "First Closing Date"). The second such Closing (the "Second Closing") shall take place solely with respect to the Lamar Assets and shall occur on or before 12:00 p.m. DST on the 10th business day following HHC's receipt from the applicable Governmental Authorities of all of the Lagoon Permits (the "Second Closing Date"). The date of each Closing shall be referred to as the "Closing Date." The Closings shall take place at the offices of Russell, Brown, Bickel & Breckenridge or such other place as may be mutually agreed upon by the Parties.

         5.2 Documents. Each Seller shall, as the case may be, execute and deliver the following instruments of transfer and assignment (i) with respect to the Nevada/Butler Assets, at the First Closing and (ii) with respect to the Lamar Assets, at the Second Closing:

                  5.2.1 Deeds. Duly executed special warranty deeds in favor of Purchaser or Purchaser's designee, in recordable form, transferring good and marketable fee simple title to the applicable Real Property Owned, subject only to Permitted Encumbrances, and such affidavits or other instruments as Purchaser's title insurance company may reasonably request, including, but not limited to, (i) exceptions for
         (A) judgments, bankruptcies, taxes and municipal claims, (B) parties in possession other than current occupants pursuant to agreements with either Seller, (C) mechanics' or materialmens' liens and (D) encroachments or survey discrepancies of any nature; (ii) payoff letters, lien releases and satisfaction pieces and (iii) gap indemnities;

                  5.2.2 Bill of Sale. A general bill of sale, assignment and assumption substantially in the form of Exhibit 5.2.2 hereto, transferring to Purchaser good and indefeasible title to all of the tangible personal property included in the applicable Purchased Assets, subject only to Permitted Encumbrances and the applicable Assumed Liabilities and assigning to Purchaser, to the extent assignable, each Seller's right, title and interest in each of the contracts, permits and other agreements included in the applicable Purchased Assets, together with all consents of third parties that are required to make each such assignment effective to such third parties;

                  5.2.3 Title Certificates. Certificates of title to all vehicles included in the applicable Purchased Assets with assignments to Purchaser;

                  5.2.4 Property Tax Statements. To the extent not delivered prior to the Applicable Closing Date, all real estate and personal property tax statements or bills for or relating to the applicable Real Property or any of the other applicable Purchased Assets for the current tax year or years, and all tax assessments or notices thereof upon which such taxes are based;

                  5.2.5 Plans and Specifications. To the extent not delivered prior to the Applicable Closing Date, all plans, specifications and other drawings used in the construction of each of the applicable Facilities and the Lagoon, or any renovations thereof (including, without limitation, any as-built plans and architectural specifications) and all guarantees and warranties made by third parties with respect to the improvements, buildings, personalty or any of the other applicable Purchased Assets;

                  5.2.6 Building Permits. To the extent not delivered prior to the Applicable Closing Date, to the extent any exist, all building permits, zoning permits, occupancy permits, subdivision plans, surveys and hazardous waste studies prepared within two years before the date hereof, for or relating to each of the applicable Facilities;

                  5.2.7 Contracts and Other Permits. To the extent not delivered prior to the Applicable Closing Date, all Contracts, Permits, or other instruments or agreements relating to the ownership, operation, use, occupancy, licensure, accreditation or maintenance of the Business in connection with the applicable Purchased Assets;

                  5.2.8 Rent Roll. The rent roll of HHC listing all residents of each of the applicable Facilities and their respective rent payments current as of two days prior to the Applicable Closing Date;

                  5.2.9 Closing Documents. To the extent not delivered prior to the Applicable Closing Date, the documents referred to in Section 8.1.2, Section 8.1.8, Section 8.1.14, Section 8.1.16 and Section 8.1.17; and

                  5.2.10 Other Documents. The Ancillary Agreements, and such additional instruments of conveyance and transfer as Purchaser may reasonably require in order to more effectively vest in it, and put it in possession of, the applicable Purchased Assets.

         5.3 Reasonable Steps. Each Seller shall make such reasonable efforts as may be appropriate so that on the Applicable Closing Date, Purchaser shall be placed in actual possession and control of all of the applicable Purchased Assets.

              ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Clarks and/or HHC, as the case may be, represent and warrant to Purchaser, that each of the following representations and warranties is true and correct as of the date hereof:

         6.1 Organization, Good Standing and Power. HHC is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof and to be performed by it.

         6.2 Authorization of Agreement. HHC has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby.

         6.3 Enforceability. This Agreement constitutes, and the Ancillary Agreements to which each Seller is party, upon such Seller's execution and delivery thereof, will constitute the legal, valid and binding obligations of such Seller, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         6.4 No Violation; Consents. The execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements to which each Seller is a party, and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) with respect to HHC, violate any provision of the charter or bylaws of HHC; (ii) except with respect to notices and consents (if any) required to be given by either Seller to any Accreditation Body or Governmental Authority in connection with the sale and change of ownership of the Purchased Assets and the Business, violate or require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which either Seller, the Business or the Purchased Assets are subject; (iii) violate any judgment, order, writ or decree of any court applicable to either Seller, the Business or the Purchased Assets; (iv) except as identified on Schedule 2.1.3, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any contract or other instrument, document or undertaking to which either Seller is a party or any of the Purchased Assets is bound or (v) result in the creation or imposition of any Encumbrances upon the Purchased Assets.

         6.5 Financial Statements. HHC has delivered to Purchaser true and complete copies of the unaudited (i) balance sheets of the Business at December 31, 1996, 1995 and 1994 and the related statements of income and cash flows for the years then ended and (ii) monthly statements of profit and loss for the first 3 months of 1997 with respect to the operation of each of the Facilities and, in addition, HHC shall provide Purchaser, as promptly as the same become available through the Applicable Closing Date, but no later than 15 days after the last day of each month, monthly statements of profit and loss of HHC for each of the applicable Facilities. True and correct copies of such financial statements are attached hereto as Schedule 6.5. The foregoing financial statements have been prepared from the Books and Records of HHC in accordance with GAAP consistently applied throughout the periods involved except as may be noted therein. Such financial statements, including the related notes, are true and correct and fairly present the financial position of the Business at the dates indicated and the results of operations and cash flows of the Business for the periods then ended in accordance with GAAP.

         6.6 Accounts Receivable. All Accounts Receivable (i) have or will have arisen only in the ordinary course of business consistent with past practice for goods actually sold and delivered or services actually performed and (ii) are or will be collectible in full at the recorded amounts thereof (subject to no defenses, setoffs or counterclaims) in the ordinary course of business (without resort to litigation or assignment to a collection agency) no later than 90 days after the Applicable Closing

Date, net of any allowance for bad debts calculated in accordance with GAAP reflected on the Books and Records of HHC.

         6.7 Inventory. The Inventory was or will be acquired and maintained in accordance with the regular business practices of HHC, consists or will consist of new and unused items of a quality and quantity usable or salable in the ordinary course of business consistent with past practice, and is or will be valued in accordance with GAAP consistently applied.

         6.8 Absence of Certain Changes or Events.

                  6.8.1 HHC. Except as set forth in Schedule 6.8 hereto, since March 31, 1997, in connection with the Business, HHC has not:

                  (i) amended in any material respect or terminated any Contract or Permit other than in the ordinary course of business consistent with past practice;

                  (ii) suffered the occurrence of any events that, individually or in the aggregate, have had, or could reasonably be expected to have, a material adverse effect on results of operations of the Business, including any damage or destruction by fire, storm or similar casualty, whether or not covered by insurance;

                  (iii) sold, transferred, replaced or leased any of the Purchased Assets, except for transactions in the ordinary course of business consistent with past practice;

                  (iv) waived or released any material rights with respect to the Purchased Assets or the Business;

                  (v)     transferred or granted any rights to any Proprietary
                          Rights;

                  (vi) entered into any transaction or made any commitments (for capital expenditures or otherwise) other than in the ordinary course of business consistent with past practice;

                  (vii)   changed its methods of accounting;

                  (viii) increased the compensation of any of the Employees, except following normal review procedures or as reasonably deemed necessary in the ordinary course of business consistent with past practice;

                  (ix)    suffered any major or key personnel changes;

                  (x) materially altered its conduct in its relations with suppliers and residents; or

                  (xi) materially altered its marketing efforts with respect to the Business.

                  6.8.2 The Clarks. Except as set forth in Schedule 6.8 hereto, in connection with the Purchased Assets owned by them, the Clarks have not:

                  (i) suffered the occurrence of any events that, individually or in the aggregate, have had, or could reasonably be expected to have, a material adverse effect on such Purchased Assets, including, without limitation, the Real Property, including any damage or destruction by fire, storm or similar casualty, whether or not covered by insurance; or

                  (ii) waived or released any material rights with respect to such Purchased Assets, including, without limitation, the Real Property.

         6.9      Real Property.

                  6.9.1 Title to Properties; Absence of Liens and Encumbrances. Each Seller owns and will transfer to Purchaser on the Applicable Closing Date, good, marketable and indefeasible title to all of the applicable Purchased Assets owned by such Seller, including, without limitation, the applicable Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances. Each Seller has the right to quiet enjoyment of all Real Property Leased in which such Seller holds a leasehold interest for the full term, including all renewal rights, of the lease or similar agreement relating thereto. Copies of all title insurance policies and surveys written in favor of each Seller relating to the Real Property have been delivered to Purchaser.

                  6.9.2 Structures and Improvements. All structures and other improvements on the Real Property are being purchased by Purchaser on an "as is, where is" basis.

                  6.9.3 Boundaries; Location. The Clarks represent and warrant that the structures and other improvements on the Real Property are within the lot lines and do not encroach on the properties of any other Person. The Clarks further represent and warrant that each parcel of Real Property is considered a separate parcel of land for taxing and conveyancing purposes and that no portion of the Real Property is located in a flood plain, flood hazard area or designated wetlands area.


                  6.9.4 Use and Operation. Except for the matters contained in the MDNR Notice with respect to the Lagoon, HHC represents and warrants that the use and operation of the Real Property conforms to all applicable building, zoning, safety and subdivision laws, Environmental Laws and other Legal Requirements, and all restrictive covenants and restrictions and conditions affecting title.

                  6.9.5 Utilities. HHC represents and warrants that all public utilities (including water, gas, electric, storm and sanitary sewage and telephone utilities) required to operate each of the Facilities are available to each Facility and such utilities enter the boundaries of such Facility through adjoining public streets, permanent easements or rights-of-way of record in favor of HHC or the Clarks. Except for the matters contained in the MDNR Notice with respect to the Lagoon, such public utilities are all connected pursuant to valid permits, are all in good working order and are adequate to service the operations of each of the Facilities as currently conducted and permit full compliance with all Legal Requirements. HHC has not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to any of the Facilities.

                  6.9.6 Assessments; Notices. Neither Seller has received any written or oral notice of assessments for public improvements against the Real Property or any written or oral notice or order by any Governmental Authority, any insurance company that has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that relates to violations of building, safety or fire ordinances or regulations, that claims any defect or deficiency with respect to any of such properties or requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same.

                  6.9.7 Condemnation. The Clarks represent and warrant that there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Property.

                  6.9.8 Access. HHC represents and warrants that all present driveways and other access routes to the Real Property are from public streets and no other Person has any right to use any such driveways or other access routes.

         6.10 Proprietary Rights. Neither Seller has any right, title or interest in any patents, logos, trademarks, trade names, service marks, copyrights and applications or registrations therefor used in and material to the Business (collectively, the "Proprietary Rights").

         6.11 Contracts and Commitments.

                  6.11.1 HHC. Except as listed and described on Schedule 1.63 and Schedule 2.1.3, HHC is not with respect to the Business a party to any written or oral:

                  (i) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by another party, involving in any one case $10,000 or more;

                  (ii) Contract to sell or supply products or to perform services, involving in any one case $10,000 or more (except for any Resident's Agreement);

                  (iii) Contract continuing over a period of more than six months from the date hereof or exceeding $10,000 in value (except for any Resident's Agreement);

                  (iv) representative, sales agency, dealer or distributor Contract;

                  (v) lease under which HHC is either lessor or lessee other than with respect to the Real Property Leased;

                  (vi) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other Contract or for the borrowing or lending of money (including without limitation loans to or from Employees) or guarantee, pledge or undertaking of the indebtedness of any other Person;

                  (vii) Contract for any charitable or political contribution;

                  (viii) Contract limiting or restraining HHC or any successor or assign from engaging or competing in any likeness of business with any Person;

                  (ix) license, franchise, distributorship or other agreement, including those that relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Business;

                  (x) Contract or commitment to assign, option, sell, transfer or otherwise convey any right, title or interest of HHC in and to all or any portion of the Business; or

                  (xi) any other material Contract not made in the ordinary course of business consistent with past practice.

                  6.11.2 The Clarks. Except as listed and described on Schedule
         1.59 and Schedule 1.60, the Clarks are not with respect to the Purchased Assets owned by them a party to any written or oral:

                  (i) contract or commitment to assign, option, sell, transfer or otherwise convey any right, title or interest of the Clarks in and to all or any portion of such Purchased Assets, including, without limitation, the Real Property Owned;

                  (ii) lease under which the Clarks are either lessor or lessee other than with respect to the Real Property Leased; or

                  (iii) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract for the borrowing or lending of money or guarantee, pledge or undertaking of the indebtedness of any other Person.

         Each of the contracts and other instruments, documents and undertakings listed on Schedule 1.63, Schedule 2.1.3, Schedule 1.59 and
Schedule 1.60 is valid and enforceable in accordance with its terms, the parties thereto are in compliance with the provisions thereof, neither party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred that with or without the giving of notice or lapse of time, or both, would constitute a default thereunder and (ii) except as set forth on Schedule 1.63,
Schedule 2.1.3, Schedule 1.59 and Schedule 1.60, no advance payments have been received by either Seller by or on behalf of any party to any of the contracts and other instruments, documents and undertakings listed thereon for services to be rendered or products to be delivered by such party after the Applicable Closing Date. Any contracts that cannot be transferred or require consent or approval for the transfer thereof are specifically identified on Schedule 1.63,
Schedule 2.1.3, Schedule 1.59 and Schedule 1.60 hereto as nontransferable or requiring such consent or approval.

         6.12 Permits, Licenses. Except with respect to the construction and operating permit referred to in the MDNR Notice, HHC has all Permits that are required to operate the Facilities as "Residential Care II" facilities as that term is defined by the Department of Social Services, Division of Aging and the Business (including without limitation those required under any Environmental
Law) and HHC is in substantial compliance with the terms and conditions of the Permits. Schedule 2.1.5 hereto sets forth a correct and complete list of all Permits, each one of which is in full force and effect. To HHC's Knowledge, no suspension or cancellation of any of the Permits is threatened and no cause exists for such suspension or cancellation. Any Permits that cannot be transferred or require consent or approval for the transfer thereof are specifically identified on Schedule 2.1.5 hereto as nontransferable or requiring such consent or approval. HHC will cooperate with Purchaser in accordance with the provisions of Section 8.1.8 with respect to obtaining and/or transferring the Permits.

         6.13 Compliance with Laws. Except as described in Schedule 6.13 hereto, HHC has at all times conducted, and is presently conducting, the Business so as to comply in all material respects with all Legal Requirements applicable to the conduct of operation of the Business or the ownership or use of the Purchased Assets.


         6.14 Legal Proceedings.

                  6.14.1 HHC. Except as described in Schedule 6.14 hereto, there is no claim, action, suit, proceeding, investigation or inquiry pending before any Governmental Authority or, to HHC's Knowledge, threatened against HHC with respect to the Business or any of the Purchased Assets owned or used by it in connection therewith, or relating to the transactions contemplated by this Agreement, nor to HHC's Knowledge is there any basis for any such claim, action, suit, proceeding, investigation, or inquiry. Except as set forth on Schedule 6.14 hereto, HHC is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority that relates to the Business or the Purchased Assets owned or used by HHC in connection therewith that might affect the transactions contemplated by this Agreement.

                  6.14.2 The Clarks. Except as described in Schedule 6.14 hereto, there is no claim, action, suit, proceeding, investigation or inquiry pending before any Governmental Authority or, to the Clark's Knowledge, threatened against the Clarks with respect to the Purchased Assets owned by them, or relating to the transactions contemplated by this Agreement, nor to the Clark's Knowledge is there any basis for any such claim, action, suit, proceeding, investigation, or inquiry. Except as set forth on Schedule 6.14 hereto, the Clarks are not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority that relates to the Purchased Assets owned by the Clarks that might affect the transactions contemplated by this Agreement.

         6.15 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 6.15, HHC has no liabilities or obligations (as defined in Section 4.1) relating to the Business except (i) those liabilities and obligations set forth on the financial statements of HHC previously provided to Purchaser and not heretofore paid or discharged; (ii) those liabilities and obligations arising in the ordinary course of business consistent with past practice under any Contract or commitment specifically disclosed on Schedule 2.1.3 hereto or not required to be disclosed because of the term or amount involved; and (iii) those liabilities and obligations incurred in the ordinary course of business consistent with past practice since the financial statements dated March 31, 1997 provided to Purchaser.

         6.16 Books and Records. All books of account and other financial records of HHC directly relating to the Business (the "Books and Records") are materially complete and correct and have been made available to Purchaser. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP (except as otherwise stated therein) and in compliance in all material respects with all Legal Requirements.

         6.17 Employees. Schedule 1.21 sets forth a true and correct list of the following for each of the Facilities: (i) all individuals employed by HHC in the conduct of the Business; (ii) total wage costs; (iii) wage/salary grade structure and (iv) each Employee's (A) present position and department, (B) job description, (C) rate of compensation, (D) amount of vacation credit and (E) service credited for purposes of vesting and eligibility under each Payroll Practice/Employee Arrangement.

         6.18 Labor Disputes. Except as described in Schedule 6.18 hereto, there are no material discrimination complaints nor any other kind of employment or labor related disputes against HHC in connection with the Business pending before or, to HHC's Knowledge, threatened before any federal, state or local court or agency, and to HHC's Knowledge, no material dispute respecting minimum wage or overtime claims or other conditions or terms of employment exists. The Business has not experienced any material labor disputes or any material work stoppage due to labor disagreements within the past three years. With respect to the Business and except to the extent set forth in Schedule 6.18: (i) there is no unfair labor practice charge or complaint against HHC pending or, to HHC's Knowledge, threatened, before the National Labor Relations Board; (ii) there is no labor strike, slowdown or stoppage pending or, to HHC's Knowledge, threatened against or affecting HHC; and (iii) no question concerning representation has been raised within the past three years, or to HHC's Knowledge, is threatened respecting the Employees.

         6.19 Payroll Practice/Employee Arrangement.

                  6.19.1 Benefit Plans. Schedule 6.19 contains a complete list of each employee benefit plan subject to ERISA, and/or holiday, vacation or other bonus practice or any other employee pay practice, arrangement, agreement or commitment (the "Payroll Practice/Employee Arrangement") and maintained by or with respect to which HHC has any liability or obligation, whether actual or contingent, with respect to the Employees or their respective beneficiaries.

                  6.19.2 Plan Liability. HHC has not taken any action that may result in Purchaser being a party to, or bound by, an ERISA Plan, and Purchaser shall have no liability under, or be subject to any liability on account of, any ERISA Plan or Payroll Practice/Employee Arrangement following the consummation of the transaction contemplated hereby.

                  6.19.3 Retirement Benefits. No ERISA Plan or other employee arrangement has provided for the payment of retiree benefits by Purchaser.

         6.20 No Finder. Neither Seller has taken any action that would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

         6.21 Condition of Equipment. Except as set forth on Schedule 6.21, all equipment that is part of the Purchased Assets is in good operating condition and repair (subject only to routine maintenance and repair) and usable in the conduct of the Business consistent with past practice.

         6.22 Affiliate Transactions. Except as set forth in Schedule 6.22 hereto, each Seller and its Affiliates provide no services or products to the Business.

         6.23 Environmental Matters.

                  6.23.1 Compliance; No Liability. Except with respect to the matters disclosed in the MDNR Notice, to the best of each Seller's Knowledge, HHC has operated the Business and each parcel of Real Property in material compliance with all applicable Environmental Laws.

         Neither Seller is subject to any liability, penalty or expense (including legal fees), and Purchaser will not suffer or incur any loss, liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental Law occurring prior to the Applicable Closing Date, any environmental activity conducted on or with respect to any property by such Seller at or prior to the Applicable Closing Date or any environmental condition existing on or with respect to any property at or prior to the Applicable Closing Date, in each case whether or not such Seller permitted or participated in such act or omission.

                  6.23.2 Treatment; CERCLIS. Neither Seller has treated, stored, recycled or disposed of any hazardous material, and to each Seller's Knowledge, no other Person has treated, stored, recycled or disposed of any hazardous material on any part of the Real Property. There has been no release of any hazardous material at, on or under any Real Property. Neither Seller has transported any hazardous material or arranged for the transportation of any hazardous material to any location that is listed or proposed for listing on the National Priorities List pursuant to Superfund, on CERCLIS or any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against either Seller for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund. None of the Real Property is listed or, to each Seller's Knowledge, proposed for listing on the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup.

                  6.23.3 Notices; Existing Claims; Certain Hazardous Materials; Storage Tanks. Neither Seller has received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any hazardous material. Neither Seller is required to place any notice or restriction relating to the presence of any hazardous material at any Real Property or in any deed to any Real Property. Each Seller has provided to Purchaser a list of all sites to which such Seller has transported any hazardous material for recycling, treatment, disposal, other handling or otherwise. There has been no past, and there is no pending or contemplated, claim by either Seller under any Environmental Law or Legal Requirement based on actions of others that may have impacted on the Real Property, and neither Seller has entered into any agreement with any Person regarding any Environmental Law, remedial action or other environmental liability or expense. All storage tanks located on the Real Property, whether underground or aboveground, are disclosed on Schedule 6.23, and, to each Seller's Knowledge, all such tanks and associated piping are in sound condition and are not leaking and have not leaked.

         6.24 Insurance. Schedule 6.24 sets forth a complete list of all insurance policies maintained with respect to the Business for the past three years and all insurance policies known by HHC to have been maintained by any other Person which may provide any coverage for liabilities relating in any manner to any Environmental Law. Schedule 6.24 also sets forth a true and correct summary of the loss experiences for the past three years under each such policy. Except as set forth on Schedule

6.24, no insurance has ever been canceled or denied. Following the Applicable Closing Date, HHC shall, to the extent that coverage under its insurance policies extends to include the Business, (i) take no action to eliminate or reduce such coverage, other than normal elimination or reduction of coverage as they occur by virtue of the filing of claims in the ordinary course under such insurance policies, (ii) pay when due any premiums under such policies for periods, including retrospective or retroactive premium adjustments and (iii) use its best efforts to assist in filing and processing claims under and otherwise cooperate with Purchaser to allow Purchaser, in its own name, or on behalf of HHC, to obtain all coverage benefits applicable to the Business under such insurance policies, including the execution of assignments or powers of attorney for the benefit of Purchaser. Any proceeds of insurance paid by an insurer to HHC for claims of Purchaser made in accordance with this Section shall be promptly paid to Purchaser.

         6.25 No Significant Items Excluded. Except for Excluded Assets, there are no assets, properties, contracts, permits or other items of either Seller or any Related Party that are of material importance to the ongoing operation of the Business by Purchaser in substantially the same manner in which the Business has been conducted by HHC prior to the date of this Agreement.

         6.26. Surveys. HHC has provided Purchaser with copies of HHC's federal and/or state surveys or inspections and any plans of correction for the current year and the two immediately preceding years for each of the Facilities. Each such survey or inspection was prepared in material compliance with all applicable Legal Requirements.

         6.27. Occupancy Reports. HHC has provided Purchaser with copies of Seller's occupancy reports for each of the Facilities for the last year. Each such occupancy report was prepared based on the number of operational beds (i.e., double occupancy rooms were only counted as such when both beds were occupied).

         6.28 Discounted Rates; Rate limitations; Free Care. Attached hereto is
Schedule 6.28 that sets forth a true and complete list of the following for each of the Facilities: (i) any services that are provided based on a discount factor from the rates regularly charged at the Facility; (ii) any restrictions or limitations on rates which may be charged to private pay residents for services provided at the Facility; (iii) any percentage of beds or slots in any program at the Facility that must be reserved for Medicaid eligible residents and (iv) any amount of welfare, free or charity care or discounted government assisted resident care provided at the Facility.

         6.29. Tax Returns. Each Seller has filed or caused to be filed, or will file or cause to be filed, all tax returns that are required to be filed by it prior to or on the Applicable Closing Date, pursuant to all Legal Requirements of each Governmental Authority with taxing power over it. All such tax returns were or will be, as the case may be, correct and complete in all material respects. Each Seller has paid or will pay all taxes that have or will become due as shown on such tax returns or pursuant to any assessment received as an adjustment to such tax returns, except (i) such taxes, if any, as are being contested in good faith and disclosed on Schedule 6.29, (ii) in the case of HHC, such taxes that are fully reserved against on the financial statements of HHC previously provided to

Purchaser and (iii) taxes accruing that are not yet due. Except as set forth on
Schedule 6.29, neither Seller is currently the beneficiary of any extension of time within which to file any tax return. No claim has been made by any taxing authority of a jurisdiction other than one in which each Facility is located. HHC has paid, or will withhold and pay, all taxes required to have been withheld in connection with amounts paid or owing to any Employee, independent contractor, creditor, stockholder or other third party.

         6.30 Real Property Leased. Neither Seller has any leasehold interest (as lessee) in any Real Property Leased.

         6.31 Trade Secrets. Neither Seller has any policies or procedures, methods of delivery of services, trade secrets, designs, market studies, consultants' reports, prototypes, or similar property of any nature, tangible or intangible, that are protected by law and used in connection with the Business.

         6.32 Other Intangible Assets. Neither Seller has any other intangible assets (including any causes of action, rights of action, contract rights or warranty and product liability claims against third parties) relating to the Purchased Assets or the Business.

         6.33 Plans and Specifications. The Approved Plans and Specifications for the construction and remediation of the Lagoon are, or shall be, prepared in order that the Lagoon shall accommodate a 57-bed facility.

         6.34 Completeness and Accuracy. All information set forth on any Schedule hereto is true, correct and complete. No representation or warranty of either Seller contained in this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All Contracts, Permits and other documents and instruments furnished or made available to Purchaser by either Seller are or will be true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto.

            ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  As an inducement to each Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to each Seller, that each of the following representations and warranties is true and correct as of the date hereof:

         7.1 Organization, Good Standing, Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and lease the Purchased Assets, to carry on the Business and to execute and deliver this Agreement and the Ancillary Agreements to which Purchaser is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it.

         7.2 Authorization of Agreement and Enforceability. Purchaser has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and the Ancillary Agreements, upon Purchaser's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         7.3 No Violations; Consents. Except as set forth on Schedule 7.3, the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter or bylaws of Purchaser, (ii) except with respect to notices and consents required to be given by Purchaser to any Accreditation Body or Governmental Authority in connection with the sale and change of ownership of the Purchased Assets and the Business, violate, or require any consent, authorization or approval of, or exemption by, or filing under any provision of any contract, law, statute, rule or regulation to which Purchaser is subject,
(iii) violate any judgment, order, writ or decree of any court applicable to Purchaser, (vi) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any agreement, contract, commitment, lease or other instrument, document or undertaking to which Purchaser is a party or (v) result in the creation or imposition of any Encumbrance upon its assets.

         7.4. Legal Proceedings. There is no claim, action, suit, proceeding, investigation or inquiry pending before any Governmental Authority or, to Purchaser's Knowledge, threatened against Purchaser or any of Purchaser's properties, assets, operations or businesses that might prevent or delay the consummation of the transactions contemplated hereby.

         7.5 No Finder. Purchaser has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

         7.6 Vacation Credit. Purchaser acknowledges and agrees to honor the vacation credits set forth on Schedule 1.21 which the Employees are entitled to receive.

         7.7 Discounted Rates. Purchaser acknowledges and agrees to honor the lifetime rental rate of $1,300 per month for the following Residents: (i) Ruth Doll, (ii) Buelah Ripley, (iii) Helen Bell and (iv) Dot Brockman.

               ARTICLE VIII. COVENANTS OF SELLER PRIOR TO CLOSING

         8.1 Required Actions. Unless otherwise specified herein, between the date of this Agreement and (i) the First Closing Date, with respect to the all of the Facilities and the Purchased Assets and (ii) the Second Closing Date, with respect to the Lamar Facility and the Lamar Assets, each Seller covenants that it will, as the case may be:

                  8.1.1 Access to Information. Give to Purchaser and its counsel, accountants, consultants and other representatives, for the purpose of audit, review and copying, reasonable access, during normal business hours, to such of the properties, books, accounts and records of such Seller as are relevant to the applicable Purchased Assets and the Business, and furnish or otherwise make available to Purchaser all such information concerning the applicable Purchased Assets and the Business as Purchaser may reasonably request.

                  8.1.2 Surveys; Occupancy; Operations. With respect to HHC, provide Purchaser with the following:

                  (i) occupancy reports for each of the applicable Facilities, as soon as the same become available through the Applicable Closing Date, but no later than 5 days after the last day of any given week (which reports shall be prepared based on the number of operational beds);

                  (ii) federal and/or state surveys or inspections and any plans of correction for each of the applicable Facilities, as soon as the same become available through the Applicable Closing Date, but no later than 15 days after received by HHC; and

                  (iii) monthly statements of profit and loss of HHC for each of the applicable Facilities, as soon as the same become available through the Applicable Closing Date, but no later than 15 days after the last day of each month;

                  8.1.3 Conduct of Business. With respect to HHC, operate the Business in the usual, regular and ordinary manner as such Business was conducted prior to the date hereof and, to the extent consistent with such operation, use its best efforts until the Applicable Closing Date to (i) preserve and keep intact the Business; (ii) keep available the services of the applicable Employees; (iii) preserve its relationships with residents, suppliers and others having business dealings with HHC in connection with the Business and (iv) maintain current marketing activities;

                  8.1.4 Maintenance of Properties. Maintain the applicable Purchased Assets, whether owned or leased, in their good repair, order and condition, in accordance with each Seller's past practices, reasonable wear and tear excepted;

                  8.1.5 Maintenance of Books and Records. With respect to HHC, maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice;

                  8.1.6 Compliance with Applicable Law. Comply in all material respects with all Legal Requirements applicable to the Purchased Assets and, with respect to HHC, to the conduct of the Business;

                  8.1.7 Performance of Obligations. Perform all the material obligations of each Seller relating to the applicable Purchased Assets and, with respect to HHC, the Business in accordance with the past practices;

                  8.1.8 Approvals, Consents. Unless needed sooner pursuant to any Legal Requirement, to obtain in writing as promptly as possible any approvals and consents as required to be obtained by each Seller in order to effectuate the transactions contemplated hereby and deliver to Purchaser copies of such approvals and consents. Accordingly, HHC shall cooperate with Purchaser's efforts to obtain the necessary licenses to operate each of the applicable Facilities from the appropriate Accreditation Bodies, including, without limitation, MDNR and the Department of Social Services, Division of Aging. Upon execution and delivery of this Agreement, HHC shall promptly:

                  (i)     provide Purchaser with copies of all Permits;

                  (ii) notify each Accreditation Body and Third Party Payor as required by any Legal Requirement of the pending change of ownership of each of the Facilities as of the Applicable Closing Date; and

                  (iii) provide such other notices as required by all Legal Requirements including, if required, (i) notices to the Facilities' residents and (ii) notices to referral or human service agencies. Prior to sending the notices, HHC shall provide copies to Purchaser for review and approval, which approval shall not be unreasonably withheld;

                  8.1.9 Notice of Material Damage. Give to Purchaser prompt notice in writing of any fact that, if known on the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach in any material respect by either Seller of any of its respective representations, warranties, covenants or agreements hereunder;

                  8.1.10 Pay Employees to Applicable Closing Date. With respect to HHC, pay all wages, salaries and other sums due Employees through the close of business on the day prior to (i) the First Closing Date, with respect to the Nevada/Butler Facility Employees and (ii) the Second Closing Date, with respect to the Lamar Facility Employees;

                  8.1.11 Transfer of Employees. With respect to HHC, take all reasonably necessary steps to transfer to Purchaser the employment of all Employees electing to continue their employ with Purchaser (i) as of the First Closing Date, with respect to the Nevada/Butler Facility Employees and (ii) as of the Second Closing Date, with respect to the Lamar Facility Employees;

                  8.1.12 Compliance with Agreement. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement;

                  8.1.13 Update Schedule. Promptly disclose to Purchaser any information contained in the representations and warranties of each Seller contained in Article VI or in the Schedules to this Agreement which is no longer complete or correct (including furnishing updated financial statements); provided that no such disclosure shall be deemed to modify, amend or supplement such Seller's representations and warranties;

                  8.1.14 Applications. As soon as is reasonably practicable or as otherwise specified herein, HHC shall prepare and submit, or cause to be prepared and submitted, to the appropriate Governmental Authorities, all applications necessary to construct and operate the Lagoon to accommodate a 57-bed facility in compliance with all applicable Legal Requirements, including, without limitation, applications for the Construction Permit and the Operating Permit (the "Applications"), together with all plans and specifications regarding construction and/or remediation of the Lagoon as may be required in connection with the foregoing (collectively, the "Plans and Specifications"). On or before April 14, 1997, HHC shall prepare and submit, or cause to be prepared and submitted, to MDNR an engineering report containing as-built conditions of the Lamar Facility and provisions for the removal by HHC of the waste and effluents from the Lagoon (the "Engineering Report"). Concurrently therewith, HHC shall provide copies of each of the foregoing to Purchaser.

                  8.1.15 Sewage Disposal. Commencing immediately and continuing thereafter until such time as all of the Lagoon Permits are obtained, at its own cost and expense, HHC shall cease operating the Lagoon and shall take all necessary action to (i) cap-off or otherwise prevent the discharge of any and all sewage and effluents from the Lamar Facility's septic tanks into the Lagoon and (ii) dispose of such sewage and effluents from the Lamar Facility's septic tanks to an authorized waste disposal facility by an approved method, all in compliance with all applicable Legal Requirements.

                  8.1.16 Lagoon Construction. As soon as is reasonably practicable upon issuance of a valid construction permit by MDNR to construct the Lagoon (the "Construction Permit"), at its own cost and expense, HHC shall construct and complete, or cause to be constructed and completed, the Lagoon to accommodate a 57-bed facility in accordance with the Plans and Specifications, as approved by the applicable Governmental Authorities (the "Approved Plans and Specifications"). Concurrently therewith, HHC shall provide copies of each of the foregoing to Purchaser.

                  8.1.17 Lagoon Permits. As soon as is reasonably practicable, at its own cost and expense, HHC shall obtain, or cause to be obtained, from the applicable Governmental Authorities all Permits and other approvals that are required in order for HHC to operate the Lagoon to accommodate a 57-bed facility in compliance with all applicable Legal Requirements (the "Lagoon Permits"), including, without limitation, the Construction Permit and a valid operating permit issued by MDNR (the "Operating Permit"). Concurrently therewith, HHC shall provide copies of each of the foregoing to Purchaser.

         8.2 Prohibited Actions. Between the date of this Agreement and (i) the First Closing Date, with respect to all of the Facilities and the Purchased Assets and (ii) the Second Closing Date, with respect to the Lamar Facility and the Lamar Assets, neither Seller shall, except as otherwise agreed by Purchaser in writing:

                  8.2.1 Sale of Purchased Assets. Sell, transfer, assign, lease, encumber or otherwise dispose of any of the applicable Purchased Assets other than in the ordinary course of business consistent with past practices;

                  8.2.2 Business Changes. With respect to HHC, change in any material respect the character of the Business;

                  8.2.3 Incurrence of Material Obligations. Incur any material fixed or contingent obligation or enter into any material agreement, commitment or other transaction or arrangement, commitment or other transaction or arrangement that is not the ordinary course of business consistent with past practices and with respect to which Purchaser will be bound subsequent to the Applicable Closing Date;

                  8.2.4 Incurrence of Liens. Subject to lien, security interest or any other Encumbrance, other than Permitted Encumbrances, any of the applicable Purchased Assets;

                  8.2.5 Change in Employee Compensation and Benefits. With respect to HHC, increase the rate of compensation paid, or pay any bonus, to anyone connected with the Business, except for those increases or bonuses planned, in the ordinary course of business consistent with past practices, or establish or adopt any new pension or profit-sharing plan, deferred compensation agreement or employee benefit arrangement of any kind whatsoever covering or affecting the applicable Employees;

                  8.2.6 Publicity; Advertisement. Except as required by law, publicize, advertise or announce to any third-party, except as required pursuant to this Agreement to obtain the consent of such third-party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby;

                  8.2.7 No Release. With respect to HHC, except in the ordinary course of business consistent with past practices, cancel, release or relinquish any material debts of or claims against others held by HHC with respect to the Business or waive any material rights relating to the Business; and

                  8.2.8 No Termination or Modification. Terminate or materially modify any material contract or permit (including, without limitation, those items listed on Schedule 1.63, Schedule 2.1.3, Schedule 1.59 and
         Schedule 1.60) or other authorization or agreement affecting the applicable Purchased Assets or, with respect to HHC, the Business or the operation thereof.

              ARTICLE IX. COVENANTS OF PURCHASER PRIOR TO CLOSING

         9.1 Required Actions. Unless otherwise specified herein, between the date of this Agreement and (i) the First Closing Date, with respect to all of the Facilities and the Purchased Assets and (ii) the Second Closing Date, with respect to the Lamar Facility and the Lamar Assets, Purchaser shall, except as otherwise agreed by each Seller in writing:

                  9.1.1 Compliance with Agreement. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and Purchaser shall do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement;

                  9.1.2 Examinations. Promptly undertake all examinations, inspections, surveys and audits, including, without limitation, title searches and surveys of the Real Property, environmental assessments and audits and engineering surveys, as Purchaser deems necessary in connection with the acquisition of the Purchased Assets or the Business which examinations shall be conducted in such a manner as to prevent disruption of relations with the Employees, residents and suppliers of HHC; and

                  9.1.3 HHC's Employees. Take all reasonable steps to ensure that the transfer of employment of (i) all of the Nevada/Butler Facility Employees to be accomplished prior to or on the First Closing Date and (i) all of the Lamar Facility Employees to be accomplished prior to or on the Second Closing Date.

         9.2 Investigation. Purchaser shall use all reasonable efforts to conduct any follow-up investigation of the Business or the Purchased Assets of either Seller as may be reasonably required by Purchaser's lender, which investigation shall be conducted in such a manner as to prevent disruption of relations with the Employees, residents and suppliers of HHC. Any investigation shall be (i) conducted by Purchaser and in HHC's presence and
(ii) scheduled with HHC's prior approval.

         9.3 Approvals, Consents. Unless needed sooner pursuant to any Legal Requirement, Purchaser shall use its best efforts to obtain in writing as promptly as possible any approvals and consents as required to be obtained by Purchaser in order to effectuate the transactions contemplated hereby and deliver to each Seller copies of such approvals and consents. Accordingly, Purchaser take all reasonable action to obtain the necessary licenses to operate each of the applicable Facilities from the MDNR and the Department of Social Services, Division of Aging, including:

                  (i) providing notice to each Accreditation Body and Third Party Payor as required by any Legal Requirement of the pending change of ownership of each of the Facilities as of the Applicable Closing Date; and

                  (ii) providing such other notices as required by all Legal Requirements including, if required, (i) notices to the Facilities' residents and (ii) notices to referral and human service agencies. Prior to sending the notices, Purchaser shall provide copies to HHC for review and approval, which approval shall not be unreasonably withheld.

         9.4 Publicity; Advertisement. Except as required by law, Purchaser shall not publicize, advertise or announce to any third-party, except as required pursuant to this Agreement to obtain the consent of such third-party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby; provided, however, the foregoing shall not be applicable to disclosures made by Purchaser to Purchaser's lender in response to such lender's reasonable requests.

   ARTICLE X. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER WITH RESPECT TO EACH CLOSING

         The obligation of Purchaser to proceed with each Closing under this Agreement is subject to the fulfillment prior to the specified date or at the time of (i) the First Closing, with respect to all of the Facilities and the Purchased Assets and (ii) the Second Closing, with respect to the Lamar Facility and the Lamar Assets, of the following conditions with respect to each Seller, any one or more of which may be waived in whole or in part by
Purchaser:

         10.1 Accuracy of Representations and Warranties. The representations and warranties of each Seller contained in this Agreement and the Ancillary Agreement to which each Seller is a party shall have been true in all material respects on the date hereof and shall be true in all material respects on and as of the Applicable Closing Date with the same force and effect as though made on and as of the Applicable Closing Date.

         10.2 Performance of Agreement. Each Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement and the Ancillary Agreements to which such Seller is a party to be performed or complied with by it at or prior to the Applicable Closing Date.

         10.3 Seller's Certificate. Purchaser shall have received a certificate from each Seller, dated as of the Applicable Closing Date, reasonably satisfactory in form and substance to Purchaser and its counsel, certifying as to the matters specified in Section 10.1 and Section 10.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of each Seller hereunder.

         10.4 Secretary's Certificate. Purchaser shall have received a certificate, dated as of the Applicable Closing Date, of the Secretary or any Assistant Secretary of HHC with respect to:

                  (i) the resolutions of the board of directors of HHC and, if necessary, the stockholders of HHC, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which HHC is a party and the performance by HHC of the transactions contemplated hereby and thereby;

                  (ii) the incumbency and specimen signature of each officer or representative of HHC executing this Agreement, the certificate referred to in Section 10.3 and the Ancillary Agreements to which HHC is a party; and

                  (iii) the effect that the governing documents of HHC delivered pursuant to Section 10.6 were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Applicable Closing Date.

         10.5 Injunction. On the Applicable Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might otherwise have a material adverse effect on the conduct of the Business or impose any additional material financial obligation on, or require the surrender of any material right by, Purchaser.

         10.6 Actions and Proceedings. With respect to HHC, all corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to counsel for Purchaser, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

                  (i) certificates of the appropriate public officials to the effect that HHC is a validly existing corporation in good standing in its state of incorporation as of a date not more than 10 days prior to the Applicable Closing Date;

                  (ii) incumbency and specimen signature certificates dated the Applicable Closing Date, signed by the officers of HHC and certified by its Secretary; and

                  (iii) true and correct copies of (A) the charter documents of HHC as of a date not more than 10 days prior to the Applicable Closing Date, certified by the Secretary of State of its state of incorporation and
                          (B) the bylaws of HHC as of the Applicable Closing Date, certified by the Secretary of HHC.

         10.7 Consents. Any third-party consents, approvals, authorizations or Permits (including, without limitation, those required by any Governmental Authorities) necessary for the conveyance of the Purchased Assets or valid consummation of the transactions contemplated hereby shall have been obtained.

         10.8 Arrangements with Employees. Substantially all of HHC's Employees shall have accepted employment with Purchaser effective (i) as of the First Closing Date, with respect to the Nevada/Butler Facilities and (ii) as of the Second Closing Date, with respect to the Lamar Facility, and Purchaser shall have entered into arrangements with applicable key Employees of HHC satisfactory to Purchaser in its sole discretion.

         10.9 Reserved.

         10.10 Reserved.

         10.11 Environmental Report. At its own cost and expense, Purchaser shall have obtained a written report from a qualified geotechnical or engineering firm, in a form and substance, satisfactory to Purchaser, concerning the presence, handling, treatment and disposal of Regulated Substances on, in or under the Real Property and disclosing (i) the results of a review of prior uses of the Real Property disclosed by local public records, including the chain of title; (ii) contacts with local officials to determine whether any records exist with respect to the disposal of Regulated Substances on the Real Property; and (iii) if recommended to or required by Purchaser, soil samples and groundwater samples consistent with good engineering practice.

         10.12 Title Insurance. Purchaser shall have obtained for all Real Property final marked commitments to issue to Purchaser ALTA (1992-Form B with appropriate state endorsements) owner's or leasehold policies of title insurance in coverage amounts equal to the fair market values of such Real Property, insuring good and marketable title to such Real Property with mechanic's liens coverage and such endorsements as Purchaser may reasonably request and with exceptions only for ALTA standard printed exceptions (other than mechanic's and materialmen's liens and rights of possession) and Permitted Encumbrances.

         10.13 Estoppel Certificates. Purchaser shall have received estoppel certificates from the Clarks and any other lessor of the Real Property Leased, in form and substance satisfactory to Purchaser.

         10.14 Closing Documents. Purchaser shall have received the other documents referred to in Section 5.2 which shall be in form and substance satisfactory to Purchaser in its reasonable discretion.

         10.15 Other Deliveries. At its own cost and expense, Purchaser shall have received with respect to the Real Property:

                  10.15.1 Surveys. Surveys of such property which conform to the standards set forth in the ALTA/American Congress on Surveying and Mapping Minimum Standard Detail Requirements for Land Title Surveys and which disclose no state of facts inconsistent with the representations and warranties of each Seller set forth in Section 6.9 hereof and are otherwise acceptable to Purchaser;

                  10.15.2 Affidavits. ALTA extended coverage statements/affidavits in form and substance satisfactory to Purchaser's title insurer regarding title, mechanic's liens and such other customary matters as may be reasonably requested by Purchaser or Purchaser's title insurer; and

                  10.15.3 FIRPTA Certificates. A certificate, duly executed and acknowledged by each Seller under penalties of perjury, in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2)(iii), stating each Seller's name, address and Federal tax identification number, and that each Seller is not a "foreign person" within the meaning of
         Section 1445 of the Code.

         10.16 Reserved.

         10.17 Opinion of Counsel. Purchaser shall have received the favorable opinion of Russell, Brown, Bickel & Breckenridge, counsel for each Seller, addressed to Purchaser and Purchaser's lender, reasonably satisfactory to Purchaser and its counsel as to the matters set forth in Sections 6.1, 6.2 and
6.3 hereof.

         10.18 Reserved.

         10.19 Engineering Report. On or before April 14, 1997, at its own cost and expense, HHC shall have prepared and submitted, or caused to be prepared and submitted, the Engineering Report.

ARTICLE XA. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER WITH RESPECT TO SECOND CLOSING.

         In addition to the conditions precedent set forth in Article X, the obligation of Purchaser to proceed with the Second Closing under this Agreement is subject to the fulfillment prior to the Second Closing Date, with respect to the Lamar Facility and the Lamar Assets, of the following conditions with respect to each Seller, any one or more of which may be waived in whole or in part by Purchaser:

         10A.1 Closure Letter. At its own cost and expense, within six months from the date of this Agreement, HHC shall have obtained, or caused to be obtained, from MDNR, a closure letter, in form and substance reasonably acceptable to Purchaser and Purchaser's lender, with respect to the matters set forth in the MDNR Notice, including, without limitation, that, on the Second Closing Date, (i) the Lagoon has been constructed and/or remediated by Seller to accommodate a 57-bed facility in accordance with the Approved Plans and Specifications and in compliance with all applicable Legal Requirements, (ii) the Operating Permit will be issued to Seller and (iii) no further enforcement action, including, without limitation, the imposition of any fines or penalties, will be taken by MDNR with respect to Seller or the Lagoon.

         10A.2 Lagoon Permits. At its own cost and expense, within six months from the date of this Agreement, HHC shall have obtained, or caused to be obtained, from the applicable Governmental Authorities all of the Lagoon Permits.

         10A.3 Financial Condition of Lamar Facility. On the Second Closing Date, the annualized year-to-date NOI of the Lamar Facility shall not be less than $152,000.

  ARTICLE XI. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER WITH RESPECT TO EACH CLOSING

         The obligation of each Seller to proceed with each Closing under this Agreement is subject to the fulfillment prior to the specified date or at the time of (i) the First Closing, with respect to all of the Facilities and the Purchased Assets and (ii) the Second Closing, with respect to the Lamar Facility and the Lamar Assets, of the following conditions with respect to Purchaser, any one or more of which may be waived in whole or in part by each
Seller:

         11.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall have been true in all material respects on the date hereof and shall be true in all material respects on and as of the Applicable Closing Date with the same force and effect as though made on and as of the Applicable Closing Date.

         11.2 Performance of Agreement. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Applicable Closing Date.

         11.3 Purchaser's Certificate. Each Seller shall have received a certificate from Purchaser, dated as of the Applicable Closing Date, reasonably satisfactory in form and substance to each Seller and their counsel, certifying as to the fulfillment of all matters specified in Section 11.1 and Section 11.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Purchaser hereunder.

         11.4 Secretary's Certificate. Each Seller shall have received a certificate, dated as of the Applicable Closing Date, of the Secretary or any Assistant Secretary of Purchaser with respect to:

                  (i) the resolutions of the board of directors of Purchaser and, if necessary, the stockholders of Purchaser, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party and the performance by Purchaser of the transactions contemplated hereby and thereby;

                  (ii) the incumbency and specimen signature of each officer or representative of Purchaser executing this Agreement, the certificate referred to in Section
                          11.3 and the Ancillary Agreements to which Purchaser is a party; and

                  (iii) the effect that the governing documents of Purchaser delivered pursuant to Section 11.6 were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Applicable Closing Date.

         11.5 Injunction. On the Applicable Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any Governmental Authority or other Person shall have been instituted, threatened or anticipated which questions the validity or legality of the transactions contemplated hereby.

         11.6 Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to counsel for each Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

                  (i) certificates of the appropriate public officials to the effect that Purchaser is a validly existing corporation in good standing in its state of incorporation as of a date not more than 10 days prior to the Applicable Closing Date;

                  (ii) incumbency and specimen signature certificates dated the Applicable Closing Date, signed by the officers of Purchaser and certified by its Secretary; and

                  (iii) true and correct copies of (A) the charter documents of Purchaser as of a date not more than 10 days prior to the Applicable Closing Date, certified by the Secretary of State of its state of incorporation and
                          (B) the bylaws of Purchaser as of the Applicable Closing Date, certified by the Secretary of Purchaser.

                  ARTICLE XII. OBLIGATIONS AFTER EACH CLOSING

         12.1 Covenant Not to Interfere. Each Seller covenants and agrees that for a period of three years after the Second Closing Date, each Seller will not solicit for employment by such Seller or any Affiliates any Person who is an Employee of the Business as of either Closing Date.

         12.2 Noncompetition. For a period of three years following the Second Closing Date, each Seller will not, directly or indirectly, unless acting in accordance with Purchaser's written consent, own, manage, operate, finance or participate in the ownership, management, operation or financing of or permit its name to be used by or in connection with any business or enterprise engaged in the Business acquired by Purchaser hereunder and located within a 25-mile radius of each of the Facilities. Each Seller acknowledges that the provisions of this Section are reasonable and necessary to protect the interests of Purchaser, that any violation of this Section will result in an irreparable injury to Purchaser and that damages at law would not be reasonable or adequate compensation to Purchaser for violation of this Section and that, in addition to any other available remedies, Purchaser shall be entitled to have the provisions of this Section specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages or posting a bond or other security to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section. In the event that the provision of this Section shall ever be deemed to exceed the time, geographic scope or other limitations permitted by applicable law, then the provisions shall be deemed reformed to the maximum extent permitted by applicable law.

         12.3 Transition of Employees. From and after the (i) the First Closing Date, with respect to the Nevada/Butler Facility Employees and (ii) the Second Closing Date, with respect to the Lamar Facility Employees, Purchaser and HHC shall cooperate to ensure an orderly transition of the Employees who accept employment with Purchaser.

         12.4 Certain Transitional Matters.

                  12.4.1 Transfer of Assets. Each Seller agrees that, from and after (i) the First Closing Date, with respect to the Nevada/Butler Facilities and Nevada/Butler Assets and (ii) the Second Closing Date, with respect to the Lamar Facility and the Lamar Assets, Purchaser shall have the right and authority to collect for Purchaser's own account all items which shall be transferred to Purchaser with respect to the Applicable Closing Date as provided herein.

                  12.4.2 Endorsement of Checks. From and after (i) the First Closing Date, with respect to the Nevada/Butler Facilities and Nevada/Butler Assets and (ii) the Second Closing Date, with respect to the Lamar Facility and the Lamar Assets, Purchaser shall have the right and authority to retain and endorse without recourse the name of each Seller on any check evidencing rent or other revenues received by Purchaser on account of any of the applicable Purchased Assets and, with respect to HHC, the Business transferred to Purchaser hereunder.

                  12.4.3 Seller's Remittance of Funds. After the (i) the First Closing Date, with respect to the Nevada/Butler Facilities and Nevada/Butler Assets and (ii) the Second Closing Date, with respect to the Lamar Facility and the Lamar Assets, each Seller shall promptly transfer and deliver to Purchaser any cash or other property, if any, that each Seller may receive related to the applicable Purchased Assets other than the Excluded Assets and, with respect to HHC, the Business.

                  12.4.4 Purchaser's Remittance of Funds. After the Applicable Closing Date, Purchaser shall promptly transfer and deliver to the appropriate Seller any cash or other property, if any, that Purchaser may receive related to the Excluded Assets.

                  12.4.5 Assumed Liabilities Controlled by Purchaser. From and after the Applicable Closing Date, Purchaser shall have complete control over the payment, settlement or other disposition of, or any dispute involving the applicable Assumed Liabilities, and Purchaser shall have the right to conduct and control all negotiations and proceedings with respect thereto. HHC shall notify Purchaser promptly of any claim made with respect to any of the applicable Assumed Liabilities and shall not, except with the prior written consent of Purchaser, voluntarily make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such Assumed Liability. HHC shall cooperate with Purchaser in connection with any negotiations or proceedings involving any Assumed Liability.

         12.5 Audits. To the extent reasonably requested by Purchaser, following the Applicable Closing Date, at Purchaser's cost and expense, HHC shall cooperate and request HHC's accountants to cooperate, with Purchaser and its auditors in the preparation of audited financial statements of each of the Facilities for the years ended December 31, 1996, 1995 and 1994 prepared in accordance with GAAP or, to the extent required, in connection with any registration statement or other form filed by Purchaser with the Securities and Exchange Commission under the Securities Act of 1933 for a public offering and sale of securities of Purchaser. Any audit shall be performed in accordance with GAAS.

         12.6 Further Assurances of Seller. From and after the Applicable Closing Date, each Seller shall, at the request of Purchaser, execute, acknowledge and deliver to Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Purchaser may reasonably request (i) to transfer to and vest in Purchaser, and protect its rights, title and interest in, all the Purchased Assets and (ii) otherwise to consummate the transactions contemplated by this Agreement.

In addition, from and after the Applicable Closing Date, HHC shall afford Purchaser and its attorneys, accountants and other representatives access, during normal business hours, to any Books and Records relating to the Business that HHC may retain as may reasonably be required in connection with the preparation of financial information or tax returns of Purchaser. Purchaser shall be responsible for any costs and expenses related to the foregoing, including any costs and expenses of any employees or professionals providing assistance requested by Purchaser.

         12.7 Further Assurances of Purchaser. From and after the Applicable Closing Date, Purchaser shall afford to HHC and its attorneys, accountants and other representatives access, during normal business hours, to such Books and Records relating to the Business as may reasonably be required in connection with the preparation of financial information or tax returns for periods concluding on or prior to the Applicable Closing Date. Purchaser shall cooperate in all reasonable respects with HHC with respect to its former interest in the Business and in connection with financial account closing and reporting and claims and litigation asserted by or against third parties, including, but not limited to, making Purchaser's employees available at reasonable times to assist with, or provide information in connection with financial account closing and reporting and claims and litigation, provided that HHC reimburses Purchaser for its reasonable out-of-pocket expenses (including costs of employees so assisting) in connection therewith.

         12.8 Operation of the Lagoon. On and as of the Second Closing Date, Purchaser shall obtain all necessary Permits from the applicable Governmental Authorities to operate the Lagoon and shall commence operation of the Lagoon.

                           ARTICLE XIII. TERMINATION

         13.1 Termination of Agreement. This Agreement may be terminated:

                  (i)     by the mutual consent of each Seller and Purchaser;

                  (ii) by Purchaser upon notice to each Seller if any of the conditions set forth in Article X or Article XA hereof have not been satisfied or become impossible to satisfy by the specified date or the Applicable Closing Date, as the case may be (other than by reason of the material failure of Purchaser to fulfill its obligations under this Agreement);

                  (iii) by either Seller upon notice to Purchaser if any of the conditions set forth in Article XI hereof have not been satisfied or become impossible to satisfy by the Applicable Closing Date (other than by reason of the material failure of such Seller to fulfill its obligations under this Agreement);

                  (iv) by either Seller if Purchaser materially breaches or fails to fulfill its obligations under this Agreement, which failure continues and remains uncured for 30 consecutive calendar days after such Seller gives written notice of such failure to Purchaser; and

                  (v) by Purchaser if either Seller materially breaches or fails to fulfill its obligations under this Agreement, which failure continues and remains uncured for 30 consecutive calendar days after Purchaser gives written notice of such failure to such Seller.

         13.2 Return of Documents. If this Agreement is terminated for any reason pursuant to this Article XIII, each Party shall return to the other Party all documents and copies thereof which shall have been furnished to it by such other Party.

         13.3 Deposit. Upon termination of this Agreement, the Deposit shall be disbursed as follows and in accordance with the terms and conditions of the Escrow Agreement:

                  (i)     if this Agreement is terminated pursuant to (A)
                          Section 13.1(i), (B) Section 13.1(ii), but only if such termination results because the conditions set forth in Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6,
                          10.7, 10.8, 10.11, 10.13, 10.14, 10.15, 10.17, 10.19
                          or Article XA have not been satisfied or become impossible to satisfy by the specified date or the Applicable Closing Date, as the case may be, or (C)
                          Section 13.1(v), the Parties agree to instruct Escrow Agent to release the Deposit to Purchaser; and

                  (iii)   if this Agreement is terminated pursuant to (A)
                          Section 13.1(iii), (B) Section 13.1(ii), but only if such termination results because the conditions set forth in Section 10.12 have not been satisfied or become impossible to satisfy by the specified date or the Applicable Closing Date, as the case may be, or
                          (C) Section 13.1(iv), the Parties agree to instruct Escrow Agent to release the Deposit to Seller.

         13.4 Remedies. If this Agreement is terminated by Purchaser or either Seller as permitted under Section 13.1 and not as a result of a breach of a representation or warranty or the failure of any Party to perform its obligations hereunder, except for the return of the Deposit pursuant to Section 13.3, such termination shall be without liability of any Party. If a Party terminates this Agreement as a result of a breach of a representation or warranty by the other Party or the failure of the other Party to perform its obligations hereunder, the nonbreaching Party, in addition to any other legal remedies that may be available, shall be entitled to a return of the Deposit pursuant to Section 13.3 and reimbursement from the breaching Party for all expenses incurred by the nonbreaching Party in connection with this Agreement and the transactions contemplated hereby.

            ARTICLE XIV. SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

         14.1 Survival of Representations and Warranties. All representations and warranties of the Parties shall survive for two (2) years after the Second Closing Date; provided that there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period. Any Party's right to the indemnification or other remedies based upon the representations and warranties, covenants, agreements and undertakings of any other Party will not be affected by any investigation, knowledge or waiver of any condition by such Party. Any investigation by such Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

         14.2 Indemnification by Seller. Each Seller shall respectively indemnify, defend, save and hold Purchaser and its officers, directors, employees, agents and Affiliates (collectively, "Purchaser Indemnitees") harmless from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Purchaser Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Purchaser Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, a breach of any representation or warranty made by such Seller in this Agreement, in any certificate or document furnished pursuant hereto by such Seller or any Ancillary Agreement to which such Seller is or is to become a party, a breach or nonfulfillment of any covenant or agreement made by such Seller in or pursuant to this Agreement and in any Ancillary Agreement to which such Seller is or is to become a party, and any Retained Liability, including, without limitation, the Retained Liabilities set forth in Section 4.2A(xiii) and Section 4.2A(xiv). Notwithstanding anything to the contrary herein, the obligations and liabilities of each Seller hereunder shall be joint and several.

         14.3 Indemnification by Purchaser. Purchaser shall indemnify, defend, save and hold each Seller and its officers, directors, Employees, Affiliates and agents, as the case may be (collectively, "Seller Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Seller Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, a breach of any representation or warranty made by Purchaser in this Agreement or in any certificate or document furnished pursuant hereto by Purchaser or any Ancillary Agreement to which Purchaser is a party, a breach or nonfulfillment of any covenant or agreement made by Purchaser in or pursuant to this Agreement and in any Ancillary Agreement to which Purchaser is a party, and, with respect to HHC, any Assumed Liability.

         14.4 Notice of Claims. If any Purchaser Indemnitee or Seller Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Purchaser Damages or


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

Seller Damages, as the case may be ("Damages") for which it is entitled to indemnification under this Article XIV, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit.

         14.5 Third Party Claims. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such action or suit, the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of the Indemnified Party; the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party (at its own cost and expense); and the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.

         14.6 Other Remedies. The indemnification rights of any Indemnified Party under this Article XIV are independent of and in addition to such rights and remedies as such Indemnified Party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement on the part of any Party, none of which rights or remedies shall be affected or diminished hereby.

                              ARTICLE XV. GENERAL

         15.1 Expenses. Except as otherwise provided in this Agreement, and whether or not the transactions herein contemplated shall be consummated, Purchaser and each Seller shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

         15.2 Publicity. All notices to third-parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and among Purchaser and each Seller. Except as may be required by law, no Party shall act unilaterally in this



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regard without prior written approval of every other Party, such approval not be unreasonably withheld.

         15.3 Waivers. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         15.4 Binding Effect; Benefits. This Agreement shall inure to the benefit of the Parties hereto, and shall be binding upon the Parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors, assigns, heirs, executors, administrators and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         15.5 Notices. All notices, requests, demands, elections and other communications which any Party to this Agreement may be required to give hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by Federal Express or United Parcel Service, or by telecopying with receipt confirmation (followed by Federal Express or United Parcel Service of the same) to the Party to whom the same is so given or made. Such notice, request, demand, waiver, election or other communication will be deemed to have been given as of the date so delivered.

                  15.5.1 Notice to Seller.

                         If to the Clarks, to:

                                    Barry G. Clark and Karen R. Clark
                                    P.O. Box E
                                    Nevada, Missouri 64772

                         If to HHC, to:

                                    Barry G. Clark, President
                                    P.O. Box E
                                    Nevada, Missouri 64772

                         With a required copy to:

                                    Bryan C. Breckenridge, Esquire
                                    Russell, Brown, Bickel & Breckenridge
                                    108 West Walnut
                                    P.O. Drawer J
                                    Nevada, Missouri 64772-0938
                                    Fax: (417) 667-3013



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

                  15.5.2 Notice to Purchaser.

                         If to Purchaser, to:

                                    Balanced Care Corporation
                                    5021 Louise Drive, Suite 200
                                    Mechanicsburg, Pennsylvania 17055
                                    Fax: (717) 796-6150
                                    Attn: Director, Legal Services

                                    With a required copy to:

                                    Kirkpatrick & Lockhart LLP
                                    1500 Oliver Building
                                    Pittsburgh, Pennsylvania 15222
                                    Fax: (412) 355-6501
                                    Attn: John C. Rodney, Esquire

Or to such other addresses as such Party shall have specified by notice to every other Party hereto.

         15.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements and documents delivered at each Closing pursuant hereto and thereto constitute the entire agreement and understanding between the Parties hereto as to the matters set forth herein and therein and supersede and revoke all prior agreements and understandings, oral and written, between the Parties hereto or thereto or otherwise with respect to the subject matter hereof or thereof. No change, amendment, termination or attempted waiver of any of the provisions hereof or thereof shall be binding upon any Party unless set forth in an instrument in writing signed by the Party to be bound or their respective successors in interest.

         15.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         15.8 Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         15.9 Construction. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

         15.10 Governing Law and Choice of Forum. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by the internal laws of the State of



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

Missouri. All claims, disputes or causes of action relating to or arising out of this Agreement shall be brought, heard and resolved solely and exclusively by and in federal or state court situated in Vernon County, Missouri. The Parties hereto agree to submit to the jurisdiction of such courts and agree that such jurisdiction shall be proper for all purposes of this Agreement.

         15.11 Cooperation. The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

         15.12 Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

         15.13 Attorneys' Fees. If a dispute arises among the Parties as a result of which an action is commenced to interpret or enforce any of the terms of this Agreement, the non-prevailing Parties shall pay the prevailing Party's reasonable out-of-pocket attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action.

         15.14 Successors and Assigns. The covenants, agreements, and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of Purchaser and each Seller, and each of their respective permitted successors, assigns, heirs, executors, administrators and legal representatives. Neither Seller shall assign, or otherwise transfer any interest in this Agreement to any other Person without the prior written consent of Purchaser, which consent shall not unreasonably be withheld. Purchaser may assign and transfer its interest in this Agreement without either Seller's consent to any of Purchaser's Affiliates or to any lender providing financing for the transactions contemplated hereby. In addition, Purchaser anticipates financing the transactions contemplated hereby through sale-leaseback(s). Purchaser shall have the right to assign this Agreement, in whole or in part, in such manner as Purchaser may desire in order to facilitate such sale-leasebacks. Purchaser will promptly provide each Seller with a copy of any such assignment, and each Seller agrees to execute and deliver any consents reasonably required by Purchaser's lender in connection therewith, provided such assignment does not expand either of Seller's respective obligations and liabilities hereunder. Notwithstanding any permitted assignment of this Agreement by Purchaser, Purchaser shall remain liable to each Seller for all obligations and liabilities to be performed by or on behalf of Purchaser hereunder with respect to such Seller.

                  [NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE]



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         IN WITNESS WHEREOF, intending to be legally bound hereby, the Parties have caused this Agreement to be signed in their respective names by an officer thereof duly authorized as of the date first above written.

                                      PURCHASER:

                                      BALANCED CARE CORPORATION

                                      By: /s/ Brian L. Barth
                                         ----------------------------
                                         BRIAN L. BARTH
                                         Vice President

                                      SELLER(S):
                                      /s/ Barry G. Clark
                                      -------------------------------
                                      BARRY G. CLARK

                                      /s/ Karen R. Clark
                                      -------------------------------
                                      KAREN R. CLARK

                                      HEAVENLY HEALTH CARE, INC. D/B/A
                                      JOE CLARK RESIDENTIAL CARE HOMES

                                      By: /s/ Barry G. Clark
                                         -----------------------------
                                         BARRY G. CLARK
                                         President/Treasurer



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